Exhibit 3.22

LR/MA

No. 20443

TRANSFORMACION

MASONITE CHILE

HOLDINGS S.A.

Rep: 21643

C: 724127

Santiago, ocho de Septiembre del año dos mil tres. —  A requerimiento de don Jorge Ríos, procedo a inscribir lo siguiente:  EDUARDO AVELLO CONCHA, Notario Público Titular Vigésima Séptima Notaría, calle Orrego Luco ciento cincuenta y tres, Providencia, Santiago, certifico:  Que por escritura pública otorgada el diecisiete julio dos mil tres, ante doña Margarita Moreno Zamorano, Notario Público suplente de esta Notaría, Masonite International Corporation, y Crown Door Corporation, ambas domiciliadas para efectos de la escritura en Avenida Apoquindo tres mil uno, piso nueve, Las Condes, Santiago, como únicos socios de “PREMDOR (CHILE) LIMITADA”, sociedad de responsabilidad limitada constituida por escritura pública de fecha nueve diciembre mil novecientos noventa y ocho, ante Notario Público de Santiago don Arturo Carvajal Escobar, cuyo extracto fue inscrito a fojas treinta mil doscientas setenta y una, número veinticuatro mil doscientos setenta Registro Comercio Santiago, año mil novecientos noventa y ocho, y publicado en D. Oficial de catorce diciembre mil novecientos noventa y ocho; acordaron los siguiente:  /UNO/ Dejar parcialmente sin efecto el aumento de capital efectuado mediante escritura pública de fecha dieciséis julio dos mil uno, ante Notario Público don Arturo Carvajal Escobar, y, como consecuencia ello, sustituir artículo tercero de los estatutos sociales relativos al capital social y el artículo segundo transitorio quedando el capital social en $ veinticuatro mil setecientos cincuenta y dos millones setecientos noventa y ocho mil cuatrocientos setenta y dos pesos, correspondiendo a Masonite International Corporation aproximadamente el noventa y nueve coma novecientos noventa y siete % por ciento del capital social; y a Crown Door Corporation aproximadamente el cero coma cero cero tres % por ciento del capital social; y /DOS/ Transformar PREMDOR (CHILE) LIMITADA en sociedad anónima cerrada y pactar sus estatutos de los cuales se extracta materias señaladas en artículo quinto de Ley dieciocho mil, cuarenta y seis:  Accionistas:  a) Masonite International Corporation y b) Crown Door Corporation, ambos domiciliadas para efectos de la escritura en Avenida Apoquindo tres mil uno, piso nueve, Las Condes, Santiago; Nombre:  Masonite Chile Holdings S.A.; Objeto:  realizar, por cuenta propia o ajena, o asociada a terceros, las siguientes actividades:  a) Desarrollar todas las actividades relacionadas con la fabricación o manufactura de puertas moldeadas, paneles, tableros u otras piezas similares, derivadas de la industrialización de la madera y subproductos de madera, de su propiedad o de terceros y, en general, participar en todo tipo de actividades relacionadas con la industrialización de la madera y sus productos, en cualquier forma, sean o no complementarias a las ya referidas, (b) Distribuir, vender y comercializar, dentro o fuera del país, los productos y subproductos derivadas de su actividad industrial; c) Invertir sus recursos en la constitución de sociedades dedicadas a las actividades del giro social o similares, y/o incorporarse a las ya existentes, en calidad de accionistas o socio, y d) Realizar todas las demás actividades complementarias o accesorias relacionadas directa o indirectamente con las anteriores y que los socios acuerden realizar; Duración;  Indefinida; Domicilio:  comuna de Santiago, in perjuicio de poder establecer agencias o sucursales en otros lugares, dentro o fuera del país; Capital: $ veinticuatro mil setecientos cincuenta y dos millones setecientos noventa y ocho mil cuatrocientos setenta y dos pesos, dividido en cien mil acciones nominativas, sin valor nominal, de igual valor cada una, de una misma y única serie, íntegramente suscrito y pagado. Demás estipulaciones constan escritura extractada. Eduardo Avello Concha, Notario Público Titular. Santiago, veintiocho de agosto de dos mil tres. Hay firma ilegible. Se anotó al margen de fojas 30271 número 24270 del año 12998. El extracto materia de la presente inscripción, queda agregado al final del bimestre de Comercio en curso.

Certifico que la presente copia está:

conforme con su original del

Registro de Comercio al 02 de

Noviembre del 2006

Santiago 03 de Noviembre del 2006

Drs. $3,200

Diario Oficial DE LA REPUBLICA DE CHILE,
Jueves 11 de Septiembre de 2003, Página 8

EXTRACTO

Eduardo Avello Concha, Notario Público Titular 27ª Notaría, calle Orrego Luco 153, Providencia, Santiago, certifico: Que por escritura pública otorgada el 17 julio 2003, ante doña Margarita Moreno Zamorano, Notario Público suplente de esta Notaría, Masonite International Corporation y Crown Door Corporation, ambas domiciliadas para efectos de la escritura en Av. Apoquindo 3001, piso 9, Las Condes, Santiago, como únicos socios de “Premdor (Chile) Limitada”, sociedad de responsabilidad limitada constituida por escritura pública de fecha 9 diciembre 1998, ante Notario Público de Santiago don Arturo Carvajal Escobar, cuyo extracto fue inscrito a fs. 30.271, No 24.270 Registro Comercio Santiago, año 1998, y publicado en D. Oficial de 14 diciembre 1998, acordaron lo siguiente: /Uno/ Dejar parcialmente sin efecto el aumento de capital efectuado mediante escritura pública de fecha 16 julio 2001, ante Notario Público don Arturo Carvajal Escobar, y como consecuencia ello, sustituir artículo 3º de los estatutos sociales relativos al capital social y el artículo 2º transitorio quedando el capital social en $24.752.798.472 pesos, correspondiendo a Masonite International Corporation aproximadamente el 99,997% por ciento del capital social; y a Crown Door Corporation aproximadamente el 0,003% por ciento del capital social; y /Dos/ Transformar Premdor (Chile) Limitada en sociedad anónima cerrada y pactar sus estatutos de los cuales se extracta materias señaladas en artículo 5º de Ley 18.046: Accionistas: a) Masonite International Corporation y b) Crown Door Corporation, ambas domiciliadas para efectos de la escritura en Av. Apoquindo 3001, piso 9, Las Condes, Santiago; nombre: Masonite Chile Holdings S.A.; objeto: realizar, por cuenta propia o ajena, o asociada a terceros, las siguientes actividades: a) Desarrollar todas las actividades relacionadas con la fabricación o manufactura de puertas moldeadas, paneles, tableros u otras piezas similares, derivadas de la industrialización de la madera y subproductos de madera, de su propiedad o de terceros y, en general, participar en todo tipo de actividades relacionadas con la industrialización de la madera y sus productos, en cualquier forma, sean o no complementarias a las ya referidas; b) Distribuir, vender y comercializar, dentro o fuera del país, los productos y subproductos derivados de su actividad industrial; c) Invertir sus recursos en la constitución de sociedades dedicadas a las actividades del giro social o similares, y/o incorporarse a las ya existentes, en calidad de accionistas o socio, y d) Realizar todas las demás actividades complementarias o accesorias relacionadas directa o indirectamente con las anteriores y que los socios acuerden realizar; duración: Indefinida; domicilio: comuna de Santiago, sin perjuicio de poder establecer agencias o sucursales en otros lugares, dentro o fuera del país; capital: $24.752.798.472 pesos, dividido en 100.000 acciones nominativas, sin valor nominal, de igual valor cada una, de una misma y única serie, íntegramente suscrito y pagado. Demás estipulaciones constan escritura extractada. Eduardo Avello Concha, Notario Público Titular. Santiago, 28 de agosto de 2003.

TRANSLATION

LR/MA

No. 20443

TRANSFORMATION

MASONITE CHILE

HOLDINGS S.A.

Rep: 21643

C: 724127

Santiago, September eighth, two thousand three. At the request of Jorge Ríos, I record the following: EDUARDO AVELLO CONCHA, Notary Public, Owner of Twenty-seventh  Notary Office, calle Orrego Luco one hundred and fifty-three, Providencia, Santiago, certifies: That by public instrument executed on July seventeenth, two thousand three before Mrs. Margarita Moreno Zamorano,

REAL ESTATE RECORDS

OF SANTIAGO

assistant Notary Public at this Notary Office, Masonite International Corporation and Crown Door Corporation, both domiciled for the purposes of the instrument at Avenue Apoquindo three thousand and one, ninth floor, Las Condes, Santiago, as the sole partners of “PREMDOR (CHILE) LIMITADA,” a limited liability company incorporated by public instrument of December ninth, nineteen hundred ninety-eight before Notary Public of Santiago Mr. Arturo Carvajal Escobar, an excerpt of which was recorded on page thirty thousand two hundred and seventy-one, number twenty-four thousand two hundred and seventy of the Commercial Register of Santiago, year nineteen hundred ninety-eight and published in the Diario Oficial [Official Journal] of December fourteenth, nineteen hundred ninety-eight, decided the following: ONE) To partially cancel the capital increase made by public instrument dated July sixteenth, two thousand one before Notary Public Arturo Carvajal Escobar and as a consequence to replace article three of the bylaws concerning the capital and transitory article two, leaving the capital at twenty-four billion, seven hundred fifty-two million seven hundred ninety-eight thousand four hundred seventy-two pesos, corresponding to Masonite International

Corporation approximately ninety-nine point nine hundred ninety-seven percent of the capital; and to Crown Door Corporation approximately zero point zero zero three percent of the capital; and TWO) To transform PREMDOR (CHILE) LIMITADA into a closed corporation and establish its bylaws, from which excerpts are given, as indicated in article five of Law eighteen thousand and forty-six: Shareholders: a) Masonite International Corporation and b) Crown Door Corporation, both domiciled for the purposes of this instrument on Av. Apoquindo three thousand and one, ninth floor, Las Condes, Santiago; Name: Masonite Chile Holdings S.A.; Objective: To engage, on its own behalf or on behalf of others, or associated with third parties, in the following activities: a) To carry out all activities related to the fabrication or manufacture of molded doors, panels, boards, or other similar pieces, arising from the industrialization of wood and wood byproducts, owned by it or by third parties and in general to participate in all types of activities related to the industrialization of wood and its byproducts in any form, whether or not complementary to those listed above; b) To distribute, sell, and market in or out of the country the products and byproducts derived from their industrial activity; c) To invest their funds in the incorporation of companies dedicated to the activities of the corporate purpose or similar and/or join existing ones in the capacity of shareholder or partner, and d) Engage in all other activities, complementary or accessory, directly or indirectly related to those listed above and which the partners agree to carry out; Term: Indefinite; Domicile: Community of Santiago, although it may establish agencies or branches elsewhere, in or out of the country; Capital: Twenty-four billion, seven hundred fifty-two million seven hundred ninety-eight thousand four hundred seventy-two pesos, divided into one hundred thousand registered shares without par value, with the same value each, in one and the same series, fully subscribed and paid up. The other provisions are in the instrument from which the excerpt was taken. Eduardo Avello Concha, Notary Public, Owner. Santiago, August twenty-eight, two thousand three. One illegible signature. Entered in the margin of pages 30271 number 24270 of the year 1998. The excerpt concerned by this registration is added at the end of the Commercial Register in progress.

I certify that this copy is true to its original from the Commercial Register on

November 2, 2006.

Santiago, November 3, 2006.

Fees $3,200

/s/ illegible

DIARIO OFFICIAL DE LA REPUBLICA DE CHILIE,
dated September 11, 2003, Page Number 8

EDUARDO AVELLO CONCHA, Notary Public, Owner of Twenty-seventh  Notary Office, calle Orrego Luco one hundred and fifty-three, Providencia, Santiago, certifies: That by public instrument executed on July seventeenth, two thousand three before Mrs. Margarita Moreno Zamorano, assistant Notary Public at this Notary Office, Masonite International Corporation and Crown Door Corporation, both domiciled for the purposes of the instrument at Avenue Apoquindo three thousand and one, ninth floor, Las Condes, Santiago, as the sole partners of “PREMDOR (CHILE) LIMITADA,” a limited liability company incorporated by public instrument of December ninth, nineteen hundred ninety-eight before Notary Public of Santiago Mr. Arturo Carvajal Escobar, an excerpt of which was recorded on page thirty thousand two hundred and seventy-one, number twenty-four thousand two hundred and seventy of the Commercial Register of Santiago, year nineteen hundred ninety-eight and published in the Diario Oficial [Official Journal] of December fourteenth, nineteen hundred ninety-eight, decided the following: ONE) To partially cancel the capital increase made by public instrument dated July sixteenth, two thousand one before Notary Public Arturo Carvajal Escobar and as a consequence to replace article three of the bylaws concerning the capital and transitory article two, leaving the capital at twenty-four billion, seven hundred fifty-two million seven hundred ninety-eight thousand four hundred seventy-two pesos, corresponding to Masonite International

Corporation approximately ninety-nine point nine hundred ninety-seven percent of the capital; and to Crown Door Corporation approximately zero point zero zero three percent of the capital; and TWO) To transform PREMDOR (CHILE) LIMITADA into a closed corporation and establish its bylaws, from which excerpts are given, as indicated in article five of Law eighteen thousand and forty-six: Shareholders: a) Masonite International Corporation and b) Crown Door Corporation, both domiciled for the purposes of this instrument on Av. Apoquindo three thousand and one, ninth floor, Las Condes, Santiago; Name: Masonite Chile Holdings S.A.; Objective: To engage, on its own behalf or on behalf of others, or associated with third parties, in the following activities: a) To carry out all activities related to the fabrication or manufacture of molded doors, panels, boards, or other similar pieces, arising from the industrialization of wood and wood byproducts, owned by it or by third parties and in general to participate in all types of activities related to the industrialization of wood and its byproducts in any form, whether or not complementary to those listed above; b) To distribute, sell, and market in or out of the country the products and byproducts derived from their industrial activity; c) To invest their funds in the incorporation of companies dedicated to the activities of the corporate purpose or similar and/or join existing ones in the capacity of shareholder or partner, and d) Engage in all other activities, complementary or accessory, directly or indirectly related to those listed above and which the partners agree to carry out; Term: Indefinite; Domicile: Community of Santiago, although it may establish agencies or branches elsewhere, in or out of the country; Capital: Twenty-four billion, seven hundred fifty-two million seven hundred ninety-eight thousand four hundred seventy-two pesos, divided into one hundred thousand registered shares without par value, with the same value each, in one and the same series, fully subscribed and paid up. The other provisions are in the instrument from which the excerpt was taken. Eduardo Avello Concha, Notary Public, Owner. Santiago, August twenty-eight, two thousand three.

TRANSLATION

LR/MA

No. 20443

TRANSFORMATION

MASONITE CHILE

HOLDINGS S.A.

Rep: 21643

C: 724127

Santiago, September eighth, two thousand three. At the request of Jorge Ríos, I record the following: EDUARDO AVELLO CONCHA, Notary Public, Owner of Twenty-seventh  Notary Office, calle Orrego Luco one hundred and fifty-three, Providencia, Santiago, certifies: That by public instrument executed on July seventeenth, two thousand three before Mrs. Margarita Moreno Zamorano,